Deloitte & Touche LLP
200 Berkeley Street
Boston, Massachusetts 02116-5022

Tel: (617) 437-2000
Fax: (617) 437-2111
www.us.deloitte.com


                                                                 Deloitte
                                                                 & Touche


October 24, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Mesdames:

We have read and agree with the comments in Item 4 of Form 8-K of Designs, Inc., dated October 3, 2000, except for the first and third sentence of the first paragraph for which we do not have a basis to agree or disagree.

Yours truly,

/s/DELOITTE & TOUCHE LLP







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Deloitte
Touche
Tohmatsu
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